CERTIFICATE

Natixis Cash Management Trust

Natixis Funds Trust I

Natixis Funds Trust II

Natixis Funds Trust IV

Loomis Sayles Funds I

Loomis Sayles Funds II

Hansberger International Series

Gateway Trust

(the “Trusts”)

I, Paula Gilligan, Assistant Secretary of the Trust, hereby certify that the following is a true copy of the resolution adopted by the Trustees of the Trust at a meeting held on March 12, 2010:

VOTED:	that the blanket bond issued by National Union Fire Insurance Company providing fidelity bond protection of $38,000,000 for the series of Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Natixis Cash Management Trust, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and the Hansberger International Series (the “Trusts”) is hereby renewed and approved as being reasonable in form and amount, and that the Trusts’ participation in the bond with the other named insureds is hereby approved for the period December 15, 2009 to December 15, 2010.

AEW Real Estate Fund	259
ASG Diversifying Strategies Fund	40
ASG Global Alternatives Fund	387
CGM Advisor Targeted Equity Fund	1,954
Gateway Fund	9,419
Hansberger International Fund	202
Harris Associates Large Cap Value Fund	263
Natixis Cash Management Trust - Money Market Series	451
Natixis Income Diversified Portfolio	115
Natixis U.S. Diversified Portfolio	677
Vaughan Nelson Small Cap Value Fund	1,154
Vaughan Nelson Value Opportunity Fund	22
Loomis Sayles Bond Fund	36,558
Loomis Sayles Core Plus Bond Fund	587
Loomis Sayles Disciplined Equity Fund	61
Loomis Sayles Fixed Income Fund	1,517
Loomis Sayles Global Bond Fund	3,998
Loomis Sayles Global Markets Fund	510
Loomis Sayles Growth Fund	218
Loomis Sayles High Income Fund	370
Loomis Sayles High Income Opportunities Fund	141
Loomis Sayles Inflation Protected Securities Fund	29
Loomis Sayles Institutional High Income Fund	869
Loomis Sayles Intermediate Duration Fixed Income Fund	59
Loomis Sayles International Bond Fund	60

Loomis Sayles Investment Grade Bond Fund	18,203
Loomis Sayles Investment Grade Fixed Income Fund	1,024
Loomis Sayles Limited Term Government and Agency Fund	443
Loomis Sayles Mid Cap Growth Fund	161
Loomis Sayles Securitized Asset Fund	825
Loomis Sayles Small Cap Growth Fund	238
Loomis Sayles Small Cap Value Fund	1,860
Loomis Sayles Strategic Income Fund	25,338
Loomis Sayles Value Fund	1,464
HIS- Emerging Markets Fund	90
HIS- International Core Fund	109
HIS- International Growth Fund	1,235
HIS- International Value Fund	183

TOTAL	$111,093

/s/ Paula Gilligan
Paula Gilligan
Assistant Secretary